                                                                EXHIBIT 10.21



                            STOCK PURCHASE AGREEMENT



     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of the 10th day of May, 1996 by and between Anixter International Inc., a Delaware corporation ("Seller"), and Great American Management and Investment, Inc.

     WHEREAS, Seller is the owner of all the issued and outstanding shares of capital stock ("the Stock") of Seacoast Capital Corporation and Seacoast Capital Corporation II, both Delaware corporations (together the "Companies").

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Stock, upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                     ARTICLE I - PURCHASE AND SALE OF STOCK


     1.1 PURCHASE AND SALE OF STOCK.    Subject to the terms and conditions set
forth in this Agreement, Seller shall sell, assign, transfer and deliver to Buyer at the Closing, and Buyer shall purchase from Seller at the Closing the Stock, for the purchase price set forth in Article 2 hereof.


                          ARTICLE II - PURCHASE PRICE


     2.1 PURCHASE PRICE. The purchase price ("Purchase Price") of the Stock shall be equal to the net book value of the Company's assets, less the Company's outstanding liabilities, as of March 31, 1996, increased at the rate of 7% per annum from March 31, 1996 to the Closing, plus the amount of any contributions to the capital of the Companies after March 31, 1996, increased at the rate of 7% per annum from the date of each contribution to the Closing.

     2.2 PAYMENT OF PURCHASE PRICE.    At the Closing, Buyer shall pay the
Purchase Price to Seller, by wire transfer of immediately available federal funds, or by such other means as is acceptable to Seller.

             ARTICLE III - SELLER'S REPRESENTATIONS AND WARRANTIES


     Seller represents and warrants to Buyer on the date of this Agreement as follows:

     3.1 ORGANIZATION.    Seller is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware. The Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2 AUTHORITY.    The execution, delivery, and performance of this
Agreement by Seller have been duly and properly authorized by proper corporate action in accordance with applicable law and with its Articles of Incorporation and By-Laws.

     3.3 TRANSACTION NOT A BREACH.    Neither the execution and delivery of
this Agreement nor the performance by Seller of its obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Seller or the Companies or any material contract, agreement, mortgage or other material instrument or obligation of any nature to which either Seller of either of the Companies is a party or by which Seller or either of the Companies is bound which have not been waived or cured; and neither the execution and delivery of this Agreement nor its performance by Seller or either of the Companies will contravene or violate any material statute or any material judicial or governmental regulation, order, injunction judgment or decree or require the approval, consent or permission of any governmental or regulator body or authority, except for consents or approvals which have already been obtained.

     3.4 OWNERSHIP OF STOCK.    Seller is the beneficial and record owner of
all the issued and outstanding Stock, free and clear of all liens and encumbrances. The Stock is validly authorized, duly issued, fully paid and non-assessable. No person or entity has any rights by way of stock option, convertible security, subscription, warrant, contract or other agreement or arrangement, written or oral, to purchase or acquire any capital stock of either of the Companies.

     3.5 SPECIAL PURPOSE CORPORATIONS.    The Companies are special purpose
corporations which have not engaged in any activities other than those relating to their ownership of interests in Seacoast Capital Partners Limited Partnership (the "Partnership").

     3.6 FINANCIAL STATEMENTS.    The financial statements for the Companies
and the Partnership have been prepared in accordance with general accounting principles and are accurate and complete to the knowledge of Seller.


     3.7 MATERIAL AGREEMENTS.    Correct copies of all material agreements
relating to the Companies and the Partnership have been made available to Buyer.

     3.8 NO DISTRIBUTIONS.    No distributions have been made from the
Companies since March 31, 1996.

     3.9 CONTINUING TRUTH OF REPRESENTATIONS.    The representations and
warranties of the Seller will be true and correct in all material respects as of the Closing Date.


             ARTICLE IV - BUYER'S REPRESENTATIONS AND WARRANTIES


     Buyer represents and warrants to Seller on the date of this Agreement as follows:

     4.1 ORGANIZATION.    Buyer is a corporation duly organized and existing
under the laws of the State of Delaware.

     4.2 AUTHORITY.    The execution, delivery, and performance of this
Agreement by Buyer have been duly and properly authorized by proper corporate action in accordance with applicable law and with the Articles of Incorporation and By-Laws of Buyer.

     4.3 TRANSACTION NOT A BREACH.    Neither the execution and delivery of
this Agreement nor the performance by Buyer of its obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Buyer or any contract, agreement, mortgage or other instrument or obligation of any nature to which Buyer is a party or by which Buyer is bound; and neither the execution and delivery of this Agreement nor its performance by Buyer will contravene or violate any statute or any judicial or governmental regulation, order, injunction judgment or decree or require the approval, consent or permission of any governmental or regulatory body or authority.

     4.4 CONTINUING TRUTH OF REPRESENTATIVES.    The representatives and
warranties of the Buyer will be true and correct in all material respects as of the Closing Date.


                              ARTICLE V - CLOSING

     5.1 TIME, DATE AND PLACE OF CLOSING.    The transaction which is the
subject of this Agreement shall be closed at 9:00 a.m., of the fifth business day following the satisfaction of all applicable requirements of the Small Business Administration ("SBA"), or on such other date and time as the parties shall mutually agree upon in writing ("the Closing Date"). The Closing shall take place at the offices of Seller's counsel in Chicago, Illinois, or such other place as the parties shall mutually agree.

     5.2 DELIVERIES BY SELLER AT CLOSING.    At the Closing, Seller will
deliver to Buyer the following documents:

     (a) Share certificates representing all of the Stock duly endorsed for transfer to Buyer or with separate stock transfer powers duly endorsed by Seller for transfer of the Stock to Buyer.

     (b) A copy of a resolution of Seller's board of directors, or a committee thereof, certified by Seller's secretary as having been duly adopted and being in full force and effect, authorizing Seller's execution and performance of this Agreement.

     5.3 DELIVERIES BY BUYER AT CLOSING.    At the Closing, Buyer will deliver
to Seller:

     (a) The payment of the Purchase Price in the amount and manner required by
Section 2.2 hereof.

     (b) A copy of a resolution of Buyer's board of directors, or a committee thereof, certified by Buyer's Secretary as having been duly adopted and being in full force and effect authorizing Buyer's execution and performance of this Agreement.


                           ARTICLE VI - MISCELLANEOUS

     6.1 SEVERABILITY.    The unenforceability or invalidity of any provision
of this Agreement shall not affect the enforceability or validity of any other provision.

     6.2 ASSIGNMENT.    Neither this Agreement nor any interest hereunder shall
be assigned or transferred by Seller or Buyer. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Buyer and their respective successors and assigns.

     6.3 ENTIRE AGREEMENT.    This Agreement and a related agreement between
the Buyer and Signal Capital Corporation executed contemporaneously with this Agreement set forth the entire understanding of the parties with respect to the subject matter hereof and may be modified only by instruments signed by both of the parties hereto. Any and all prior or collateral representations, promises and conditions in connection with the subject matter hereof and any representations, promise or condition not incorporated herein or made a part hereof or incorporated into shall not be binding upon either party.

     6.4 DOCUMENTS.    Each party will execute all documents and take such
other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.5 THIRD PARTIES.    Nothing in this Agreement is intended to confer any
right or remedy under or by reason of this Agreement on any person other than the parties hereto and their respective successors and assigns.

     6.6 GOVERNING LAW.    This Agreement shall be construed and governed in
accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

     6.7 EXPENSES.    Each party hereto shall pay its own expenses and costs
incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby, except that Buyer shall be responsible for and pay all applicable sales, transfer documentary, use, filing and other taxes and fees (other than income taxes) that may become due and payable as a result of the sale, transfer and delivery of the Stock, whether levied on Buyer, Seller or the Companies, and the Seller.

     6.8 GUARANTEE SUBSTITUTION.    At the request of Seller, and subject to
the satisfaction of any SBA requirements, Buyer will substitute itself for Seller and its subsidiaries as the guarantor in the guarantee they have provided the SBA of the obligation of the Companies to invest in the Partnership. In any event, Buyer will save Seller and its subsidiaries harmless from such guarantee after the Closing.

     6.9 CONDUCT OF BUSINESS.    Prior to the Closing, the Companies and the
Partnership will conduct their business in the normal course,

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




BUYER:                                     SELLER:

Great American Management and              Anixter International Inc.
Investment, Inc.

By:  /s/ Gus J. Athas                      By:  /s/ James E. Knox
     --------------------------                 ---------------------------
Its   Senior Vice President                Its  Senior Vice President
     --------------------------                 ---------------------------

                            SUPPLEMENTARY AGREEMENT


     This Supplementary Agreement is entered into as of the 10th day of May 1996 by and between Signal Capital Corporation ("SCC") and Great American Management and Investment, Inc. ("Buyer") in connection with a Stock Purchase Agreement as of this same date by and between Anixter International Inc. and Buyer.

     1. Subject to the terms and conditions set forth in this Agreement, SCC will sell, assign, transfer and deliver to Buyer at the Closing and Buyer will purchase from Seller at the Closing, the furniture, equipment, supplies, leaseholds and leasehold improvements (the "Assets") of the Merchant Banking Division of SCC. The Assets do not include any of the investments in the investment portfolio of SCC other than the stock being sold pursuant to the Stock Purchase Agreement. The excluded assets are referred to herein as "SCC's Investment Portfolio."

     2. The purchase price for the Assets ("Purchase Price") will be equal to the net book value of the Assets as of March 31, 1996, increased at the rate of 7% per annum from March 31, 1996 to the Closing, plus the cost of any additions to the Assets, less the proceeds from any deletions of non-consumables from the Assets, increased at the rate of 7% per annum from the applicable month to the Closing.

     3. Subject to the terms and conditions set forth in this Agreement, SCC at the Closing will make available to Buyer all the personnel then working for the Merchant Banking Division of SCC (the "Personnel") and Buyer will employ the Personnel. Buyer will adopt for the Personnel the severance plans and policies covering them at SCC on March 31, 1996. Any payments due under these plans and policies from Buyer for a severance of Personnel prior to March 31, 1997 will promptly be reimbursed to Buyer by SCC to the extent of the amount SCC would have incurred if the severance had occurred on March 31, 1996. SCC will continue to be responsible for any incentive amounts earned prior to the Closing as well as any incentive amounts earned after the closing in relation to SCC's Investment Portfolio.

     4. Prior to the Closing, Buyer may utilize the services of the Personnel to the extent such utilization does not interfere with their management and administration of SCC's Investment Portfolio. Buyer will hold SCC and its affiliates harmless from any liabilities arising from such utilization.

     5. Subject to the terms of conditions set forth in this Agreement, Buyer will reimburse SCC (the "Reimbursement") for all costs incurred by the Merchant Banking Division of SCC after March 31, 1996, excluding costs solely related to SCC's Investment Portfolio such as incentive or disposition bonuses, travel, attorneys and consultants for SCC's Investment portfolio, but including salaries and benefits of the Personnel and costs associated with the Assets. Such reimbursement will be increased at the rate of 7% from the month paid by SCC to the Closing.

     6. For a period beginning with Closing and ending December 31, 1997, the Personnel, to the extent employed by Buyer or its affiliates, will be made available without charge for the management and administration of SCC's Investment portfolio. SCC will be responsible for costs solely related to SCC's Investment Portfolio such as incentive or disposition bonuses, travel, attorneys, and consultants for SCC's Investment Portfolio but excluding salaries and benefits of the Personnel and costs associated with the Assets or replacements therefor. SCC will hold Buyer and its affiliates harmless from any liability in connection with SCC's Investment Portfolio, other than the costs associated with the Personnel or the Assets or replacements therefor.

     7. The Purchase Price and Reimbursement shall be paid at the Closing by wire transfer of immediately available federal funds, or by such other means as is acceptable to SCC.

     8. The Closing under this Agreement shall occur when and if the Closing under the Stock Purchase Agreement shall occur. At the Closing, and from time to time thereafter, the parties will execute such documents as shall be necessary or appropriate to effect the transactions provided by this Agreement.

     9. The representations and warranties of the Stock Purchase Agreement shall be deemed to apply to the transactions provided by this Agreement. Buyer acknowledges that the application of the severance plans and policies covering the Personnel has been explained to Buyer.

Dated as of May 10, 1996.

GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.


By:   /s/ Gus J. Athas
    --------------------------

Its:  Senior Vice-President
    --------------------------


SIGNAL CAPITAL CORPORATION


By:   /s/ James E. Knox
    --------------------------

Its:  Senior Vice President
    --------------------------






                                      2